Exhibit 99.1

Guerrilla RF announces retirement of John Berg and appointment of Mike John-Williams as Chief Financial Officer

GREENSBORO, NC — January 7, 2025 — Guerrilla RF, Inc. (OTCQX: GUER), a leading provider of state-of-the-art RF and microwave semiconductors, today announced the retirement of its Chief Financial Officer (CFO), John Berg, and the appointment of Mike John-Williams as his successor, effective January 8, 2025.

Mr. John-Williams previously served as Head of Finance and Strategy at Valmis Robotics, Inc., a startup company based in Bethesda, Maryland, where he led investment decisions, forecasting, and strategic planning to support growth opportunities. Prior to that, he was Vice President and CFO of Pandora Jewelry’s North American Business Unit, overseeing strategy, financial reporting, pricing, and M&A activities for the $1.4 billion revenue division.

“I am pleased to announce Mr. John-Williams as our new CFO. His leadership experience spans Fortune 500 companies, international publicly-traded corporations, and, most recently, startups,” said Ryan Pratt, Founder and CEO. “I am looking forward to working with Mike as the Company continues to execute on its strategic plan, grow sales, reach profitability and uplist to a national securities exchange.”

"I am excited to join Guerrilla RF at such a pivotal time for the Company," said Mr. John-Williams. "Guerrilla RF’s reputation for innovation and excellence in RF and microwave solutions, and its experienced leadership team, present an incredible opportunity for me to join a company with a strong foundation and support the Company’s future growth. I look forward to contributing to the Company’s continued success and working closely with the talented management team to deliver value for all stakeholders."

“I am sad to see John retire, but happy for him as he plans to spend more time in retirement with his wife, who also recently retired. John started with Guerrilla RF in 2016 as a fractional CFO, later becoming our first full-time CFO as sales and financial complexity increased when we took the Company public. John helped us grow revenue 20 times from $750,000 per annum to over $15 million during his tenure,” said Pratt. “Guerrilla RF has been very fortunate to benefit from John’s experience and guidance during an eventful period for the Company.”

Mr. John-Williams is excited to relocate to Greensboro with his wife and three sons, where he looks forward to enjoying the outdoor activities North Carolina has to offer. An avid enthusiast of backpacking, soccer, and football, he brings his passion for sports and the outdoors to the community. Mike holds an MBA in Finance from the University of Michigan’s Ross School of Business and a Bachelor’s degree in Finance and Economics from Western Michigan University’s Haworth College of Business. Beyond his professional achievements, he has demonstrated his commitment to youth development by serving as a youth soccer coach for several years.

About Guerrilla RF, Inc.

Founded in 2013, Guerrilla RF, Inc., develops and manufactures high-performance, state-of-the-art radio frequency (RF) and microwave semiconductors for wireless OEMs in multiple high-growth market segments, including network infrastructure for 5G/4G macro and small cell base stations, SATCOM, cellular repeaters/DAS, automotive telematics, military communications, navigation, and high-fidelity wireless audio. The Company has an extensive portfolio of 100+ high-performance RF and microwave semiconductor devices with 50+ new products in development. As one of the fastest-growing semiconductor firms in the industry, Guerrilla RF drives innovation through its R&D to commercialization initiatives and focuses on product excellence and custom solutions to underserved markets. The Company has shipped over 200 million devices and has repeatedly been included in Inc. Magazine’s annual "Inc. 5000" list. Guerrilla RF has made the top "Inc. 500" list for two years in a row. For more information, please visit https://guerrilla-rf.com or follow the Company on LinkedIn.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements are inherently subject to risks and uncertainties. Forward-looking statements include projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualifying words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” or other statements concerning opinions or judgments of the Company and its management about future events. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company’s control. Actual results may differ materially from those in the forward-looking statements as a result of several factors, including those described in the Company’s filings with the SEC available at www.sec.gov. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contact

Sam Funchess, VP of Corporate Development

ir@guerrilla-rf.com

+1 336 510 7840